Exhibit 99.2

Investor Update – July 24, 2008

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon). Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expense per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

Please see our press release dated today for actual financial and statistical information for the second quarter of 2008.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Some of these risks include increased competition, significant fuel costs, general economic conditions, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

Forecast Information

	Forecast Q3 2008	Change Y-O-Y	Forecast Full Year 2008	Change Y-O-Y
Capacity (ASMs in millions)	6,200	(2)%	24,300	0% - 1%

Unit Costs:
Cost per ASM on a GAAP basis (cents)*	12.7 – 12.8	22% - 23%	NA	NA
Less: Fuel cost per ASM (cents)*	6.2	94%	NA	NA

Cost per ASM excluding fuel (cents)*	7.4 – 7.5	3% - 4%	7.5	—

Fuel gallons (in millions)	88	(6)%	340	(4)%
Economic fuel cost per gallon**	$3.50	57%	NA	NA

*For Alaska, our forecasts of mainline cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ from actual results due to several factors including, but not limited to, the volatility of fuel prices. Fuel cost per ASM is stated on a GAAP basis and thus includes mark to-market adjustments related to hedge accounting. We expect that our economic fuel cost per ASM will differ from the fuel cost per ASM amount above.

**Because of the volatility of fuel prices, actual amounts may differ significantly. We are unable to forecast economic fuel cost per gallon for the full year 2008.

Fleet Transition and Restructuring Charges Expected in Third Quarter

As disclosed previously, Alaska has four MD-80 aircraft under long-term leases. As these aircraft cease operating, we will have charges reflecting the aggregate lease payments and maintenance obligations remaining under the lease terms. During the second quarter, two of these aircraft were retired and were placed in a long-term storage facility. As a result, we recorded a second quarter fleet transition charge of $26. The other two are expected to be retired in August, resulting in a similar charge of $25 to $28 million during the third quarter.

The forecast does not include the impact of severance charges associated with the 5% reduction in management headcount announced today. We expect the charge to be between $2.5 million and $3.0 million and will be recorded in the third quarter.

Advance Bookings

	July	August	September
Point Change Y-O-Y	-4 pts	-1 pt	+3 pts

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and a third party whereby Alaska purchases capacity for service between Anchorage and Dutch Harbor, AK.

Forecast Information (Horizon CPA)

The forecast reflects the Horizon CPA flying only as that flying represents approximately 95% of the total purchased capacity. The ASMs shown below are also included in Horizon’s system forecast presented on the following page.

	Forecast Q3 2008	Change Y-O-Y	Forecast 2008	Change Y-O-Y
Capacity (ASMs in millions)	375	flat	1,430	5%
Cost per ASM (cents)*	22.7 – 22.8	10% - 11%	21.9 – 22.0	3%-4%

* Costs associated with the Horizon CPA agreement are eliminated in consolidation

Advance Bookings

	July	August	September
Point Change Y-O-Y	-5 pts	-2 pts	flat

HORIZON AIR

Forecast Information

	Forecast Q3 2008	Change Y-O-Y	Forecast Full Year 2008	Change Y-O-Y
Capacity (ASMs in millions)	935	(14)%	3,600 – 3,650	(9)%

Unit Costs:
Cost per ASM on a GAAP basis (cents)*	22.7 – 22.9	33% - 35%	NA	NA
Less: Fuel cost per ASM (cents)*	8.3	130%	NA	NA

Cost per ASM excluding fuel (cents)*	14.4 – 14.6	7% - 8%	14.7 – 14.9	1% - 2%

Fuel gallons (in millions)	17	flat	67	4%
Economic fuel cost per gallon**	$3.55	57%	NA	NA

*For Horizon, our forecasts of cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ significantly from actual results. There are several factors impacting our estimates including, but not limited to, the volatility of fuel prices, fleet transition activity, and the actual timing of aircraft or engine maintenance events.

Fuel cost per ASM is stated on a GAAP basis and thus includes mark-to-market adjustments related to hedge accounting. We expect that our economic fuel cost per ASM will differ from the fuel cost per ASM amount above.

**Because of the volatility of fuel prices, actual amounts may differ significantly. We are unable to forecast economic fuel cost per gallon for the full year 2008.

Fleet Transition Charges Expected in Third Quarter

There may be further fleet transition charges associated with the transition out of the CRJ-700 aircraft, one of which is expected to exit the fleet during the third quarter. The amount of any third quarter charge cannot be estimated at this time because the method of aircraft disposition is not yet known.

Advance Bookings – Brand Flying Only

	July	August	September
Point Change Y-O-Y	-2 pts	+1 pt	+2 pts

AIR GROUP

Future Fuel Hedge Positions

	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
Third Quarter 2008	50%	$78
Fourth Quarter 2008	50%	$77
Remainder of 2008	50%	$78

First Quarter 2009	46%	$106
Second Quarter 2009	39%	$105
Third Quarter 2009	30%	$107
Fourth Quarter 2009	24%	$105
Full Year 2009	35%	$106

First Quarter 2010	12%	$121
Second Quarter 2010	10%	$120
Third Quarter 2010	5%	$120
Fourth Quarter 2010	5%	$120
Full Year 2010	8%	$120

Cash and Share Count

(in millions)	June 30, 2008	December 31, 2007
Cash and marketable securities	$1,006	$823
Common shares outstanding	36.019	38.051

The Company does not have any auction-rate securities in its investment portfolio.

Capital Expenditures

Total actual and expected capital expenditures for the first six months and the full year 2008, respectively, are as follows (in millions):

	Six Months Ended June 30, 2008			Total 2008 Estimate
	Aircraft-related	Non-aircraft	Total	Aircraft-related	Non-aircraft	Total
Alaska	$209	$19	$228	$390	$75	$465
Horizon	54	2	56	100	5	105
Total Air Group	$263	$21	$284	$490	$80	$570

Firm Aircraft Commitments

	2008		2009	2010	Thereafter	Total
Alaska (B737-800)	17	*	6	6	3	32
Horizon (Q-400)	4		11	—	—	15
Totals	21		17	6	3	47

* includes one operating lease arrangement

In addition to the firm orders noted above, Alaska has options to acquire 45 additional B737-800s and Horizon has options to acquire 20 Q400s.

AIR GROUP – (continued)

Projected Fleet Count

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Alaska	Seats	Dec. 31, 2006	Dec. 31, 2007	June 30, 2008	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009***
737-200	—	2	—	—	—	—	—	—	—
737-400F*	—	1	1	1	—	—	1	—	1
737-400C*	72	—	5	5	—	—	5	—	5
737-400	144	39	34	34	—	(2)	32	(4)	28
737-700	124	22	20	20	—	—	20	(1)	19
737-800	157	15	29	36	5	5	46	6	52
737-900	172	12	12	12	—	—	12	—	12
MD-80	140	23	14	7	(7)	—	—	—	—
Totals		114	115	115	(2)	3	116	1	117

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Horizon	Seats	Dec. 31, 2006	Dec. 31, 2007	June 30, 2008	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009
Q200	37	28	16	11	(4)	(7)	—	—	—
Q400	74-76	20	33	34	—	3	37	11	48
CRJ-700**	70	21	21	20	(1)	(1)	18	(18)	—
Totals		69	70	65	(5)	(5)	55	(7)	48

*F=Freighter; C=Combination freighter/passenger

** The planned CRJ fleet at December 31, 2008 and 2009 is subject to change as we finalize the fleet exit plan.

*** The expected fleet count at December 31, 2009 for Alaska is subject to change as we finalize the capacity reduction plan.